EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Knology, Inc.

West Point, Georgia

We hereby consent to the incorporation by reference in Registration Statement No. 333-161401 on Form S-3, and Registration Statement Nos. 333-153213, 333-136570, 333-127113, 333-103248 and 333-34540 on Form S-8 of Knology, Inc. of our reports dated March 15, 2011, relating to the consolidated financial statements and the effectiveness of Knology, Inc.’s internal control over financial reporting which appear in this Form 10-K.

/s/ BDO USA, LLP

Atlanta, Georgia

March 15, 2011